Exhibit 99.1

DELPHI REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

Highlights include:

•	Second quarter U.S. GAAP diluted earnings per share of $1.17 compared to $1.01 in the prior year; Year-to-date diluted earnings per share of $2.05 compared to $2.05 in the prior year

•
Excluding special items, second quarter earnings of $1.24 per diluted share, an increase of 20% compared to $1.03 per diluted share in the prior year; Year-to-date diluted earnings of $2.31 compared to $2.08 per diluted share in the prior year

•
Second quarter Adjusted Operating Income and Adjusted Operating Income margin of $513 million and 12.1%, compared with $476 million and 11.9% for the same period in 2012; Year-to-date Adjusted Operating Income and Adjusted Operating Income margin of $944 million and 11.4%, compared with $946 million and 11.7% for the same period in 2012

•
Second quarter Adjusted EBITDA and Adjusted EBITDA margin of $645 million and 15.2%, compared with $589 million and 14.7% for the same period in 2012; Year-to-date Adjusted EBITDA and Adjusted EBITDA margin of $1,207 million and 14.6%, compared with $1,173 million and 14.5% for the same period in 2012

•	Generated year-to-date operating cash flow of $672 million

•	Executed $120 million of share repurchases in the second quarter of 2013; share repurchases year-to-date of $242 million

GILLINGHAM, England & TROY, Mich. - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported second quarter 2013 revenues of $4.2 billion, an increase of 6% from the prior year period, primarily reflecting the acquisition of the Motorized Vehicles Division ("MVL") from FCI Group. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 1% in the second quarter.
The Company reported second quarter U.S. GAAP net income of $367 million and earnings of $1.17 per diluted share, compared to $330 million and $1.01 per diluted share in the prior year period. The current year quarterly U.S. GAAP results include special items consisting of restructuring-related charges and acquisition-related integration costs. Excluding these special items, the Company reported adjusted second quarter earnings of $388 million, or $1.24 per diluted share, compared to adjusted earnings of $336 million, or $1.03 per diluted share in the prior year period.
"Delphi had another quarter of outstanding operating performance," said Rodney O'Neal, chief executive officer and president. "Our operating model and lean cost structure allowed us to achieve record margins and

Exhibit 99.1

increase earnings per share. We continue to remain focused on leveraging our leading portfolio of innovative technology solutions to enhance shareholder value."

Second Quarter 2013 Results
The Company reported second quarter 2013 revenue of $4.2 billion, an increase of 1% compared to the second quarter of 2012, adjusting for currency exchange, commodity movements, acquisitions and divestitures. This reflects growth of 9% in Asia, 4% in North America and 13% in South America, offset by a decline in Europe of 7%.
Second quarter net income excluding restructuring, acquisition-related integration costs, and losses on extinguishment of debt ("Adjusted Net Income"), totaled $388 million, or $1.24 per diluted share, which includes the favorable impacts of a lower effective tax rate and reduced share count. Adjusted Net Income in the prior year period was $336 million, or $1.03 per diluted share.
Second quarter earnings before interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition integration costs ("Adjusted Operating Income") was $513 million, compared to $476 million in the prior year period. Adjusted Operating Income margin was 12.1% in the second quarter of 2013, compared with 11.9% in the prior year period.
Second quarter earnings before depreciation and amortization, interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition integration costs (“Adjusted EBITDA”) was $645 million, compared to $589 million in the prior year period. Adjusted EBITDA margin was 15.2% in the second quarter of 2013, compared with 14.7% in the prior year period. The increase in Adjusted EBITDA reflects the increased earnings from the acquisition of MVL and continued strong performance of our businesses in the Asia Pacific region, partially offset by continued volume reductions in Europe.
Interest expense for the second quarter totaled $36 million, comparable to $33 million in the prior year period. Tax expense in the second quarter of 2013 was $73 million, resulting in an effective tax rate of approximately 16%, compared to $98 million, or an effective rate of 22%, in the prior year period. The improvement in 2013 primarily reflects the geographic mix of pretax earnings and tax planning initiatives.
The Company generated net cash flow from operating activities of $523 million in the second quarter of 2013, compared to $461 million in the prior year period.

Year-to-Date 2013 Results
For the six months ended June 30, 2013, the Company reported revenue of $8.3 billion, a decrease of 3% compared to the six months ended June 30, 2012, adjusting for currency exchange, commodity movements, acquisitions and divestitures. This reflects growth of 8% in Asia, 1% in North America and 10% in South America, offset by a decline in Europe of 12%.
For the 2013 year-to-date period, Adjusted Net Income totaled $724 million, or $2.31 per diluted share, which includes the favorable impacts of a lower effective tax rate and reduced share count. Adjusted Net Income in the prior year period was $682 million, or $2.08 per diluted share.
The Company reported Adjusted Operating Income of $944 million for the six months ended June 30, 2013, compared to $946 million in the prior year period. Adjusted Operating Income margin was 11.4% in the six months ended June 30, 2013, compared with 11.7% in the prior year period.
For the six months ended June 30, 2013, Adjusted EBITDA was $1,207 million, compared to $1,173 million in the prior year period. Adjusted EBITDA margin was 14.6% for the six months ended June 30, 2013, compared with

Exhibit 99.1

14.5% in the prior year period. The increase in Adjusted EBITDA reflects the increased earnings from the acquisition of MVL, partially offset by volume reductions in Europe.
Interest expense for the six months ended June 30, 2013 totaled $72 million, comparable to $68 million in the prior year period. Additionally, the first quarter of 2013 included a net loss on retirement of debt totaling $39 million. Tax expense for the year-to-date 2013 was $110 million, resulting in an effective tax rate of approximately 14%, compared to $175 million, or an effective rate of 20%, in the prior year period. The improvement in 2013 primarily reflects the geographic mix of lower pretax earnings and tax planning initiatives.
The Company generated net cash flow from operating activities of $672 million in the six months ended June 30, 2013, compared to $754 million in the prior year period. As of June 30, 2013, the Company had cash and cash equivalents of $1.0 billion and access to $1.5 billion in undrawn committed revolving bank facilities, and total debt of $2.4 billion.

Share Repurchase Program
During the second quarter of 2013, Delphi repurchased 2.45 million shares for approximately $120 million under its existing authorized share repurchase program, leaving approximately $405 million available for future share repurchases. Year-to-date, the Company has repurchased 5.30 million shares for approximately $242 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Q3 2013 and Full Year 2013 Outlook
The Company's third quarter and full year 2013 financial guidance is as follows:

(in millions, except per share amounts)	Q3 2013	Previous Full Year 2013	Current Full Year 2013
Adjusted Earnings Per Share	$0.86 - $0.94	$4.15 - $4.41	$4.22 - $4.45
Adjusted EBITDA	$540 - $570	$2,325 - $2,425	$2,350 - $2,425
Adjusted EBITDA Margin	13.7% - 14.1%	14.4% - 14.6%	14.4% - 14.7%
Revenue	$3,950 - $4,050	$16,200 - $16,600	$16,300 - $16,500
Cash Flow Before Financing		$1,000	$1,000
Capital Expenditures		$750	$750
Effective Tax Rate		16%	17%
Share Count - Diluted		314	313

Conference Call and Webcast
The Company will host a conference call to discuss these results at 10:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 13813789. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP

Exhibit 99.1

measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of electronics and technologies for automotive, commercial vehicle and other market segments. Operating major technical centers, manufacturing sites and customer support facilities in 32 countries, Delphi delivers real-world innovations that make products smarter and safer as well as more powerful and efficient. Connect to innovation at www.delphi.com.

FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results.  All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.  It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in millions, except per share amounts)		(in millions, except per share amounts)
Net sales	$4,240	$3,997	$8,264	$8,089
Operating expenses:
Cost of sales	3,464	3,272	6,803	6,645
Selling, general and administrative	241	230	471	458
Amortization	26	19	52	40
Restructuring	26	8	58	14
Total operating expenses	3,757	3,529	7,384	7,157
Operating income	483	468	880	932
Interest expense	(36)	(33)	(72)	(68)
Other income (expense), net	5	5	(29)	12
Income before income taxes and equity income	452	440	779	876
Income tax expense	(73)	(98)	(110)	(175)
Income before equity income	379	342	669	701
Equity income, net of tax	10	8	18	12
Net income	389	350	687	713
Net income attributable to noncontrolling interest	22	20	44	41
Net income attributable to Delphi	$367	$330	$643	$672
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.17	$1.01	$2.05	$2.05
Weighted average number of diluted shares outstanding	312.69	326.14	314.02	327.30

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,001	$1,105
Restricted cash	5	8
Accounts receivable, net	2,868	2,425
Inventories	1,162	1,066
Other current assets	597	623
Total current assets	5,633	5,227
Long-term assets:
Property, net	2,875	2,860
Investments in affiliates	208	231
Intangible assets, net	757	803
Goodwill	467	473
Other long-term assets	611	582
Total long-term assets	4,918	4,949
Total assets	$10,551	$10,176
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$59	$140
Accounts payable	2,501	2,278
Accrued liabilities	1,249	1,241
Total current liabilities	3,809	3,659
Long-term liabilities:
Long-term debt	2,367	2,324
Pension benefit obligations	888	929
Other long-term liabilities	445	434
Total long-term liabilities	3,700	3,687
Total liabilities	7,509	7,346
Commitments and contingencies
Total Delphi shareholder's equity	2,521	2,345
Noncontrolling interest	521	485
Total shareholders’ equity	3,042	2,830
Total liabilities and shareholders’ equity	$10,551	$10,176

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
	(in millions)
Cash flows from operating activities:
Net income	$687	$713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	227
Deferred income taxes	3	7
Income from equity method investments, net of dividends received	2	13
Loss on extinguishment of debt	39	—
Other, net	54	20
Changes in operating assets and liabilities:
Accounts receivable, net	(443)	(186)
Inventories	(96)	(57)
Accounts payable	296	79
Other, net	(92)	(36)
Pension contributions	(41)	(26)
Net cash provided by operating activities	672	754
Cash flows from investing activities:
Capital expenditures	(336)	(400)
Proceeds from sale of property / investments	4	16
Cost of acquisitions, net of cash acquired	2	—
Decrease (increase) in restricted cash	3	(3)
Acquisition of minority held shares	—	(16)
Dividends from equity method investments in excess of earnings	—	37
Net cash used in investing activities	(327)	(366)
Cash flows from financing activities:
Decrease in short and long-term debt, net	(72)	(38)
Dividend payments of consolidated affiliates to minority shareholders	(8)	(5)
Repurchase of ordinary shares	(240)	(150)
Distribution of cash dividends	(106)	—
Taxes withheld and paid on employees' restricted share awards	(14)	—
Net cash used in financing activities	(440)	(193)
Effect of exchange rate fluctuations on cash and cash equivalents	(9)	(35)
(Decrease) increase in cash and cash equivalents	(104)	160
Cash and cash equivalents at beginning of period	1,105	1,363
Cash and cash equivalents at end of period	$1,001	$1,523

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(unaudited)

1. Segment Summary

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	%	2013	2012	%
	(in millions)			(in millions)
Net sales
Electrical/Electronic Architecture	$2,044	$1,712	19%	$3,965	$3,442	15%
Powertrain Systems	1,161	1,246	(7)%	2,268	2,510	(10)%
Electronics and Safety	725	703	3%	1,418	1,444	(2)%
Thermal Systems	373	399	(7)%	733	818	(10)%
Eliminations and Other (a)	(63)	(63)		(120)	(125)
Net sales	$4,240	$3,997		$8,264	$8,089

Adjusted EBITDA
Electrical/Electronic Architecture	$325	$254	28%	$610	$503	21%
Powertrain Systems	190	204	(7)%	352	406	(13)%
Electronics and Safety	107	94	14%	197	193	2%
Thermal Systems	23	37	(38)%	48	71	(32)%
Eliminations and Other (a)	—	—		—	—
Adjusted EBITDA	$645	$589		$1,207	$1,173

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	311.93	325.87	313.30	327.06
Dilutive shares related to RSUs	0.76	0.27	0.72	0.24
Weighted average ordinary shares outstanding, including dilutive shares	312.69	326.14	314.02	327.30
Net income per share attributable to Delphi:
Basic	$1.18	$1.01	$2.05	$2.05
Diluted	$1.17	$1.01	$2.05	$2.05

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted EBITDA", "Adjusted Operating Income", "Adjusted Net Income", "Adjusted Net Income per Share" and "cash flow before financing". Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including long-lived asset and goodwill impairment), interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted EBITDA therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted EBITDA
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in millions)
Net income attributable to Delphi	$367	$330	$643	$672
Income tax expense	73	98	110	175
Interest expense	36	33	72	68
Other (income) expense, net	(5)	(5)	29	(12)
Noncontrolling interest	22	20	44	41
Equity income, net of tax	(10)	(8)	(18)	(12)
Operating income	483	468	880	932
Depreciation and amortization	132	113	263	227
EBITDA	$615	$581	$1,143	$1,159
Restructuring	26	8	58	14
Other acquisition-related costs	4	—	6	—
Adjusted EBITDA	$645	$589	$1,207	$1,173

Exhibit 99.1

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance. Adjusted Operating Income is defined as net income (loss) before interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in millions)
Net income attributable to Delphi	$367	$330	$643	$672
Income tax expense	73	98	110	175
Interest expense	36	33	72	68
Other (income) expense, net	(5)	(5)	29	(12)
Noncontrolling interest	22	20	44	41
Equity income, net of tax	(10)	(8)	(18)	(12)
Operating income	483	468	880	932
Restructuring	26	8	58	14
Other acquisition-related costs	4	—	6	—
Adjusted Operating Income	$513	$476	$944	$946

Exhibit 99.1

Segment Adjusted EBITDA
(in millions)
Three Months Ended June 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$254	$142	$75	$12	$—	$483
Depreciation and amortization	59	44	18	11	—	132
EBITDA	$313	$186	$93	$23	$—	$615
Restructuring	8	4	14	—	—	26
Other acquisition-related costs	4	—	—	—	—	4
Adjusted EBITDA	$325	$190	$107	$23	$—	$645

Three Months Ended June 30, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$214	$156	$73	$25	$—	$468
Depreciation and amortization	37	46	20	10	—	113
EBITDA	$251	$202	$93	$35	$—	$581
Restructuring	3	2	1	2	—	8
Other acquisition-related costs	—	—	—	—	—	—
Adjusted EBITDA	$254	$204	$94	$37	$—	$589

Six Months Ended June 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$472	$248	$136	$24	$—	$880
Depreciation and amortization	113	92	36	22	—	263
EBITDA	$585	$340	$172	$46	$—	$1,143
Restructuring	19	12	25	2	—	58
Other acquisition-related costs	6	—	—	—	—	6
Adjusted EBITDA	$610	$352	$197	$48	$—	$1,207

Six Months Ended June 30, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$425	$312	$149	$46	$—	$932
Depreciation and amortization	73	90	42	22	—	227
EBITDA	$498	$402	$191	$68	$—	$1,159
Restructuring	5	4	2	3	—	14
Other acquisition-related costs	—	—	—	—	—	—
Adjusted EBITDA	$503	$406	$193	$71	$—	$1,173

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	June 30, 2013			June 30, 2013
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$4,240			$4,240
Operating expenses:
Cost of sales	3,464	(3)	(a)	3,461
Selling, general and administrative	241	(1)	(a)	240
Amortization	26			26
Restructuring	26	(26)	(b)	—
Total operating expenses	3,757	(30)		3,727
Operating income	483	30		513
Interest expense	(36)			(36)
Other income, net	5	—		5
Income before income taxes and equity income	452	30		482
Income tax expense	(73)	(9)	(c)	(82)
Income before equity income	379	21		400
Equity income, net of tax	10			10
Net income	389	21		410
Net income attributable to noncontrolling interest	22			22
Net income attributable to Delphi	$367	$21		$388
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.17			$1.24
Weighted average number of diluted shares outstanding	312.69			312.69

(a)	Represents the elimination of acquisition-related integration costs.
(b)	Represents the elimination of restructuring charges.
(c)
Represents the income tax impacts of the adjustments made for restructuring charges and acquisition-related integration costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Six Months Ended			Six Months Ended
	June 30, 2013			June 30, 2013
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$8,264			$8,264
Operating expenses:
Cost of sales	6,803	(4)	(a)	6,799
Selling, general and administrative	471	(2)	(a)	469
Amortization	52			52
Restructuring	58	(58)	(b)	—
Total operating expenses	7,384	(64)		7,320
Operating income	880	64		944
Interest expense	(72)			(72)
Other (expense) income, net	(29)	39	(c)	10
Income before income taxes and equity income	779	103		882
Income tax expense	(110)	(22)	(d)	(132)
Income before equity income	669	81		750
Equity income, net of tax	18			18
Net income	687	81		768
Net income attributable to noncontrolling interest	44			44
Net income attributable to Delphi	$643	$81		$724
Diluted net income per share:
Diluted net income per share attributable to Delphi	$2.05			$2.31
Weighted average number of diluted shares outstanding	314.02			314.02

(a)	Represents the elimination of acquisition-related integration costs.
(b)	Represents the elimination of restructuring charges.
(c)	Represents the elimination of debt extinguishment costs.
(d)
Represents the income tax impacts of the adjustments made for restructuring charges, acquisition-related integration costs, and debt extinguishment costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	June 30, 2012			June 30, 2012
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$3,997			$3,997
Operating expenses:
Cost of sales	3,272			3,272
Selling, general and administrative	230			230
Amortization	19			19
Restructuring	8	(8)	(a)	—
Total operating expenses	3,529	(8)		3,521
Operating income	468	8		476
Interest expense	(33)			(33)
Other income, net	5			5
Income before income taxes and equity income	440	8		448
Income tax expense	(98)	(2)	(b)	(100)
Income before equity income	342	6		348
Equity income, net of tax	8			8
Net income	350	6		356
Net income attributable to noncontrolling interest	20			20
Net income attributable to Delphi	$330	$6		$336
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.01			$1.03
Weighted average number of diluted shares outstanding	326.14			326.14

(a)	Represents the elimination of restructuring charges.
(b)
Represents the income tax impacts of the adjustments made for restructuring charges, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Six Months Ended			Six Months Ended
	June 30, 2012			June 30, 2012
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$8,089			$8,089
Operating expenses:
Cost of sales	6,645			6,645
Selling, general and administrative	458			458
Amortization	40			40
Restructuring	14	(14)	(a)	—
Total operating expenses	7,157	(14)		7,143
Operating income	932	14		946
Interest expense	(68)			(68)
Other income, net	12			12
Income before income taxes and equity income	876	14		890
Income tax expense	(175)	(4)	(b)	(179)
Income before equity income	701	10		711
Equity income, net of tax	12			12
Net income	713	10		723
Net income attributable to noncontrolling interest	41			41
Net income attributable to Delphi	$672	$10		$682
Diluted net income per share:
Diluted net income per share attributable to Delphi	$2.05			$2.08
Weighted average number of diluted shares outstanding	327.30			327.30

(a)	Represents the elimination of restructuring charges.
(b)
Represents the income tax impacts of the adjustments made for restructuring charges, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

Cash flow before financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in millions)		(in millions)
Cash flows from operating activities:
Net income	$389	$350	$687	$713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132	113	263	227
Working capital	15	113	(243)	(164)
Pension contributions	(22)	(12)	(41)	(26)
Other, net	9	(103)	6	4
Net cash provided by operating activities	523	461	672	754

Cash flows from investing activities:
Capital expenditures	(123)	(140)	(336)	(400)
Other, net	1	14	9	34
Net cash used in investing activities	(122)	(126)	(327)	(366)

Cash flow before financing	$401	$335	$345	$388

INVESTOR CONTACT:
Jack Monti - 248.813.2385
jack.monti@delphi.com
or
MEDIA CONTACT:
Claudia Piccinin - 248.813.1507
claudia.piccinin@delphi.com